EXHIBIT: 10.6


AMENDING AGREEMENT executed at the City of Montreal, Province of Quebec, as of the 1st day of January 2002.


BY AND BETWEEN:                         OPTIMAL  ROBOTICS  CORP., a body politic
                                        and corporate, having its head office and place of business at 4700 de la
                                        Savane, Suite 101, Montreal, Quebec, H4P
                                        1T7

                                        (hereinafter called the "Company")


AND:                                    HENRY M. KARP,  residing  at 5 Lansdowne
                                        Ridge, Westmount, Quebec, H3Y 1A1

                                        (hereinafter called the "Executive")


WHEREAS the parties entered into a formal employment agreement dated as of May 5, 1997, which agreement was amended as of January 5, 1999, pertaining to the employment of the Executive by the Company (the agreement, as amended, being hereinafter called the "Initial Agreement"); and

WHEREAS the parties desire to amend certain provisions of the Initial Agreement.

NOW, THEREFORE, IN CONSIDERATION OF THE FOREGOING, THE PARTIES HERETO COVENANT AND AGREE AS FOLLOWS:

1. The preamble hereto shall form an integral part hereof as if herein set forth at length.

2. The parties agree that the Initial Agreement is hereby amended as follows:

       2.1. The Executive's title set forth on the first page is replaced by "President and Chief Operating Officer".

       2.2.   Section 10 is hereby deleted and replaced by the following:

              "10. During the Term, the Company shall, in addition to any other insurance coverage provided to the Executive in his capacity as an officer of the Company, pay or reimburse to the Executive the cost of the reasonable premiums associated with a personal life and disability insurance policy with a minimum coverage of US $5,000,000 (or the Canadian dollar equivalent thereof), in term or whole life insurance, which policy shall be owned by the Executive or his designee."

       2.3. Section 16 is hereby amended by deleting paragraph (iv) thereof and replacing it by the following:

              "(iv) the term insurance, if any, then owned by the Executive for which the Company is responsible for the cost of the premiums in accordance with section 10 shall forthwith thereafter be converted to, or replaced by a whole life policy for the same insurance amount, which policy shall be owned by the Executive or his


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                     designee,  and the Company  shall pay or  reimburse  to the
                     Executive the entire cost of the premium for such whole life insurance policy." 2.4. The first paragraph of Section 17 is amended by deleting "and" at the end of clause (i) of the first paragraph and replacing the period at the end of clause (ii) of the first paragraph with a semi-colon, and by adding the following thereafter:

              "(iii) the term insurance, if any, then owned by the Executive for which the Company is responsible for the cost of the premiums in accordance with section 10 shall forthwith be converted to, or replaced by a whole life policy for the same insurance amount, which policy shall be owned by the Executive or his designee, and the Company shall pay or reimburse to the Executive the entire cost of the premium for such whole life insurance policy; and

              (iv) the Company shall forthwith acquire medical insurance coverage for the Executive, which coverage shall provide the Executive and his family with health, life, dental and other insurance coverage in Canada and the United States which is equivalent to the coverage theretofore maintained by the Company for the benefit of its senior executives and enjoyed by the Executive. Such coverage shall be for a term of five years and shall commence forthwith following the termination of the Executive's employment."

3. The parties hereby agree that the Initial Agreement, as amended hereby, remains in full force and effect. This agreement is an amendment to the Initial Agreement and the Initial Agreement and this agreement shall be read together and have effect so far as practicable as though all the provisions thereof and hereof were contained in one instrument, the Initial Agreement as amended hereby having been restated and set forth in Annex 1 hereto.

4. The parties declare that they have required that this agreement and all documents relating hereto, either present or future, be drawn in the English language; les parties declarent par les presentes qu'ils exigent que cette entente et tous les documents y afferents, soient, pour le present ou le future, rediges dans la langue anglaise.

IN WITNESS WHEREOF, the parties hereto have executed the present agreement on the date first hereinabove mentioned.


                                        OPTIMAL ROBOTICS CORP.

                                        Per: /s/ HOLDEN L. OSTRIN
                                             --------------------
                                                 Holden L. Ostrin

                                             /s/ HENRY M. KARP
                                             --------------------
                                                 Henry M. Karp


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


                                     ANNEX 1

MEMORANDUM OF AGREEMENT executed at the City of Montreal, Province of Quebec, as of the 5th day of May, 1997, as amended and restated as of January 1, 2002.


BETWEEN: OPTIMAL ROBOTICS CORP., a body politic and corporate, having its head office and place of business at 4700 de la Savane, Suite 101, Montreal, Quebec, H4P 1T7

                                        (hereinafter called the "Company")


AND:                                    HENRY M. KARP,  residing  at 5 Lansdowne
                                        Ridge, Westmount, Quebec, H3Y 1A1

                                        (hereinafter called the "Executive")


       WHEREAS the Executive is the President and Chief Operating Officer of the Company and is presently performing his functions for the Company on a full-time basis; and

       WHEREAS it is the mutual desire of the Company and the Executive that the Executive continue to remain in the employ of the Company; and

       WHEREAS the Company and the Executive desire to enter into a formal employment agreement, the whole subject to the terms and conditions hereinafter set forth.


NOW, THEREFORE, IN CONSIDERATION OF THE FOREGOING, THE PARTIES HERETO COVENANT AND AGREE AS FOLLOWS:


1. The preamble hereto shall form an integral part hereof as if herein set forth at length.

2. The Executive agrees to continue in the employ of the Company and to perform those functions for which he is presently responsible, subject to such modifications of said functions and to such directives as may be communicated to the Executive from time to time by the Board of Directors of the Company (the "Board").

       The term of the Executive's employment with the Company (the "Term") shall be for an indefinite duration and, subject to the provisions of sections 17, 18, 19 and 20 hereof, the Executive's employment with the Company may be terminated by either party upon 120 days prior written notice to the other party.

3. The Executive agrees to devote his full time, attention, skill and efforts to the performance of his duties as they may from time to time be determined pursuant to the terms of this agreement. The Executive further covenants that he will faithfully perform those duties which are assigned to him to the best of his ability and that he will not engage in any other act of business, subject only to his right to engage in activities directly relating to passive investments by the Executive which do not materially interfere with the Executive's duties and responsibilities pursuant to this agreement.


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


4. During the Term, the Executive shall be nominated by the Company, at each annual general meeting of shareholders at which the Executive's then current term of office as a director of the Company is to expire, to sit as a member of the Board.

5. The Company agrees to pay to the Executive, during the Term, a minimum salary of Cdn. $183,000 per annum, said amount to be payable in equal, bi-weekly installments or otherwise as in accordance with the payroll policy of the Company, from time to time, less such deductions or amounts to be withheld by the Company as required by law.

6. In recognition of the significant contributions of the Executive to the affairs of the Company, the Company shall pay to the Executive an annual bonus (the "Recognition Bonus") in respect of each fiscal year of the Company, commencing with the fiscal year ending December 31, 1997. The Recognition Bonus shall not be less than twenty-five percent (25%) of the minimum salary paid or payable to the Executive in respect of such fiscal year. The Recognition Bonus in respect of each fiscal year shall be paid to the Executive on the next following day on which an installment of his minimum salary is payable, after the end of such fiscal year (the "Bonus Payment Date"). The amount of the Recognition Bonus shall be paid to the Executive net of any deductions or amounts to be withheld by the Company as required by law.

7. The Executive shall be paid an annual bonus in respect of each fiscal year during the Term, in such amount, if any, and at such time(s) as shall be determined at the sole discretion of the Board. The amount of such bonus shall be paid to the Executive net of any deductions or amounts to be withheld by the Company as required by law.

8. The parties agree that the Company shall, in each fiscal year within 30 days following the approval by the Board of the audited financial statements of the Company for the immediately preceding fiscal year, and may, at any time, review and at its discretion adjust, the amounts of minimum salary and/or Recognition Bonus which are payable to the Executive; provided, however, that the amount of minimum salary payable to the Executive during any year of the Term shall in no event be less than the minimum annual salary payable to the Executive during any previous year of the Term and the amount of Recognition Bonus payable to the Executive in respect of any fiscal year of the Company shall in no event be less than the minimum amount provided for in section 6 hereof.

9. Intentionally deleted.

10. During the Term, the Company shall, in addition to any other insurance coverage provided to the Executive in his capacity as an officer of the Company, pay or reimburse to the Executive the cost of the reasonable premiums associated with a personal life and disability insurance policy with a minimum coverage of U.S. $5,000,000 (or the Canadian dollar equivalent thereof) in term or whole life insurance, which policy shall be owned by the Executive or his designee.

11. The Executive shall be entitled to twenty-five (25) business days of vacation per fiscal year, to be taken at such times and intervals as shall be determined by the Executive, subject to the reasonable business needs of the Company. The vacation days not used during any fiscal year, may, at the Executive's option, be accumulated and carried forward to be used during any subsequent fiscal year; provided, however, that the Executive may not use more than forty (40) business days of vacation in any one fiscal year. Upon termination of the Executive's employment hereunder, or upon the request of the Executive at any time, the Company shall pay to the Executive an amount equal to the number of vacation days accumulated, multiplied with respect to each such day by the annual minimum salary which was in effect for the year to which such vacation day relates; the parties hereby agreeing that any vacation days used during a fiscal year shall be applied first against vacation days accumulated in respect of the earliest fiscal year in regard to which vacation days are accumulated and shall thereafter be applied against the next following fiscal years in regard to which vacation days are accumulated.


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


12. Subject to the receipt by the Company of all necessary regulatory approvals, the Company hereby grants to the Executive an irrevocable option (the "Option") to purchase from treasury a total of four hundred thousand (400,000) Class "A" shares of the capital of the Company ("Optimal Shares") at an option exercise price of three United States dollars (U.S. $3.00) per share. Additional terms and conditions pertaining to the Option are as follows:

       (i)    the Option shall expire on May 5, 2002;

       (ii) prior to its expiration or earlier termination in accordance with the terms hereof, the Option shall be exercisable from time to time in cumulative installments as to all or any of the optioned Optimal Shares subject thereto as follows;

              (A) as and from the date hereof, the Option may be exercised as to fifty percent (50%) of the optioned Optimal Shares;

              (B)    after May 5, 1998,  the Option  may be  exercised  as to an
                     additional   twenty-five  percent  (25%)  of  the  optioned
                     Optimal Shares; and

              (C) after May 5, 1999, the Option may be exercised as to the balance of the optioned Optimal Shares;

              provided, however, that in the event of the termination by the Company of the Executive's employment, otherwise than by reason of termination for cause (as hereinafter in section 16 defined), the Option shall thereupon become exercisable as to all of the optioned Optimal Shares in respect of which the Option has not already become exercisable in accordance with clauses (B) and (C) of this paragraph (iii), and the provisions of paragraphs (ix) and
              (x) of this section 12 shall have application;

       (iii)  Intentionally deleted;

       (iv) in the event of any subdivision or consolidation of the outstanding Optimal Shares at any time after the date hereof and prior to the expiration or cancellation of the Option, the Company shall deliver to the Executive at the time of any subsequent exercise of the Option in accordance with the terms hereof, in lieu of the number of Optimal Shares to which the Executive was theretofore entitled upon such exercise, but for the same aggregate consideration payable therefor, such number of Optimal Shares as the Executive would have held as a result of such subdivision or consolidation if on the record date thereof the Executive had been the registered holder of the number of Optimal Shares to which the Executive was theretofore entitled upon such exercise;

       (v) if at any time after the date hereof and prior to the expiration or cancellation of the Option, the outstanding Optimal Shares shall be reclassified, reorganized or otherwise changed, otherwise than pursuant to a subdivision or a consolidation of such shares, or the Company shall consolidate, merge or amalgamate with or into another corporation (the corporation resulting or continuing from such consolidation, merger or amalgamation being in this section 12 called the "Successor Corporation"), the Executive shall be entitled to receive upon such exercise of the Option and in accordance with the terms hereof, and shall accept in lieu of the number of Optimal Shares then subscribed for, but for the same aggregate consideration payable therefor, the aggregate number of shares of the appropriate class and/or other securities of the Company or the Successor Corporation (as the case may be) and/or other consideration from the Company or the Successor Corporation (as the case may be) that the Executive would have been entitled to receive as a result of such reclassification, reorganization or other change of shares or as a result of such consolidation,
              merger  or   amalgamation,   if  on  the   record   date  of  such


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


              reclassification, reorganization or other change of shares or the effective date of such consolidation, merger or amalgamation, as the case may be, the Executive had been the registered holder of the number of Optimal Shares to which the Executive was immediately theretofore entitled upon such exercise;

       (vi) the Option is personal to the Executive and shall not be assignable or transferrable, whether voluntarily or by operation of law, except by will or by the applicable laws of succession, nor shall the Option be pledged, hypothecated, charged, transferred, or otherwise encumbered or disposed of, the whole on pain of nullity;

       (vii) the granting of the Option shall not impose upon the Company any obligation to retain the Executive in its employ or as a director of the Company;

       (viii) upon the Executive's  employment  being  terminated for cause, the
              Option  or  the   unexercised   portion  thereof  shall  terminate
              forthwith;

       (ix) upon the Executive's employment with the Company being terminated, otherwise than by reason of death or termination for cause, the Option or unexercised part thereof shall be exercisable only within one hundred and eighty (180) days after such termination or prior to the expiration of the term of the Option, whichever occurs earlier;

       (x) if the Executive dies while employed by the Company, the Option or unexercised part thereof may be exercised by the person to whom the Option is transferred by will or the applicable laws of descent and distribution and shall be exercisable only within one hundred and eighty (180) days after the Executive's death or prior to the expiration of the term of the Option, whichever occurs earlier; and

       (xi) the Executive (or his personal representatives or legatees) shall have no rights whatsoever as a shareholder in respect of any of the Optimal Shares covered by the Option until the date of
              issuance  of  a  share   certificate   to  him  (or  his  personal
              representatives or legatees) for such shares. Without in any way limiting the generality of the foregoing, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such share certificate is issued.

13. Intentionally deleted.

14. Intentionally deleted.

15. Intentionally deleted.

16. In addition to any other provisions contained herein, in the event that, at any time during the Term or within 12 months following the termination of the Executive's employment for any reason other than for cause, an arm's length third party shall make a bone fide offer to acquire, directly or indirectly, by way of take-over bid (within the meaning ascribed to such term in the Securities Act (Ontario)), merger (by way of arrangement, amalgamation or otherwise) or other similar procedure, outstanding shares of the Company representing more than fifty percent (50%) of the votes attaching to all outstanding voting shares of the Company (such offer being hereinafter called an "Offer"), the exercise price of all Optimal Share purchase options, warrants and rights, if any, held by the Executive, shall, subject to regulatory approval, be reduced to Cdn. $1.00 in the aggregate and all of such options, warrants and rights shall become immediately exercisable notwithstanding any terms to the contrary set forth in any agreement or plan pursuant to which any of such options, warrants and rights have been granted; provided, however, that:

       (i)    in the event that the Offer is a take-over bid:


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


              (a) the effectiveness of such reduction in such aggregate exercise price and of the exercise of any such options, warrants and rights at such reduced aggregate exercise price, shall be conditional upon such number of securities of the Company having been tendered in response to the Offer, such that the offeror shall be obligated to take up and pay for such securities in accordance with the terms of the Offer;

              (b) in the event that such exercise of options, warrants and rights at such reduced exercise price has become effective in accordance with the preceding paragraph (i)(a), the Company shall forthwith thereafter cause certificates in respect of the Optimal Shares which are to be issued upon such exercise of options, warrants and rights to be delivered to the Executive in order that such Optimal Shares can be tendered for sale pursuant to and in accordance with the terms of the Offer, the parties hereby agreeing to execute all such additional instruments and take all such additional steps as may be reasonably required in connection with the tendering of such Optimal Shares pursuant to the Offer; and

              (c) in the event that such reduction in such aggregate exercise price and such exercise of options, warrants and rights at such reduced exercise price, do not become effective in accordance with the provisions of the preceding paragraph
                     (i)(a), such exercise of such options, warrants and rights shall be deemed not to have occurred, the aggregate exercise price of Cdn. $1.00 shall be reimbursed to the Executive and any Optimal Shares which were to have been issued upon such exercise of options, warrants and rights shall be deemed not to have been issued and any certificates in respect thereof shall be cancelled; and

       (ii)   in the event that the Offer is not a take-over bid:

              (a) the effectiveness of such reduction in such aggregate exercise price and of the exercise of such options, warrants and rights at the reduced exercise price of Cdn. $1.00, shall be conditional upon the Offer having been approved by all necessary corporate, regulatory and, if required, shareholder approvals;

              (b) the Company shall forthwith following the effectiveness of the acceptance of the Offer (which, by way of example, in the case of an arrangement between the offeror and the Company, would be immediately following the filing of articles of arrangement), cause certificates in respect of the Optimal Shares which are to be issued upon such exercise of options, warrants and rights to be issued to the Executive; and

              (c) in the event that such reduction in such aggregate exercise price and such exercise of options, warrants and rights at such reduced exercise price, do not become effective in accordance with the provisions of the preceding paragraph
                     (ii)(a), such exercise of such options, warrants and rights shall be deemed not to have occurred, the aggregate exercise price of Cdn. $1.00 shall be reimbursed to the Executive and any Optimal Shares which were to have been issued upon such exercise of options, warrants and rights shall be deemed not to have been issued and any certificates in respect thereof shall be cancelled.

       Provided that the Offer shall have been accepted in accordance with its terms, if the Offer is a take-over bid, or that the proposed transaction is concluded, in the event that the Offer is a merger or other similar procedure, the following additional provisions shall apply:


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


       (iii) the Company shall forthwith thereafter declare and pay to the Executive a bonus in an amount not less than the aggregate of the minimum annual salary then being paid to the Executive plus an amount (being twenty-five percent (25%) of the amount of such annual salary) equal to the Recognition Bonus corresponding to such minimum annual salary. The amount of such bonus shall be paid to the Executive net of any deductions or amounts to be withheld by the Company as required by law but shall not in any way limit the amounts of minimum annual salary and Recognition Bonus otherwise payable to the Executive for such fiscal year pursuant to sections 5 and 6 hereof; and

       (iv) the term insurance, if any, then owned by the Executive for which the Company is responsible for the cost of the premiums in accordance with section 10 shall forthwith thereafter be converted to, or replaced by a whole life policy for the same insurance amount, which policy shall be owned by the Executive or his designee, and the Company shall pay or reimburse to the Executive the entire cost of the premium for such whole life insurance policy.

       For the purposes of this agreement, "cause" shall include:

       (A) the habitual neglect or failure to fulfill conscientiously and diligently obligations assigned by the Board or to carry out lawful orders relating to employment with the Company;

       (B) habitual inability to carry out functions of employment due to alcohol or drug-related causes; or

       (C) any materially dishonest or fraudulent act relating directly or indirectly to the course of employment.

       In the event that the Company is unable to obtain all necessary regulatory approvals for the reduction to Cdn. $1.00 of the aggregate exercise price of all Optimal Share purchase options, warrants and rights held by the Executive, the Company shall declare a bonus payable to the Executive in an amount equal to the aggregate exercise price of all such options, warrants and rights and shall apply the amount of such bonus against the payment of such aggregate exercise price; provided, however, that the effectiveness of the declaration of such bonus shall be subject to the same conditions as the proposed reduction of such aggregate exercise price, in accordance with the foregoing paragraph (i)(a) or (ii)(a), as the case may be, and in the event that such bonus declaration does not become effective, any such exercise of such options, warrants and rights shall be deemed not to have occurred, any Optimal Shares which were to have been issued upon such exercise of options, warrants and rights shall be deemed not to have been issued and any certificates in respect thereof shall be cancelled.

17. In the event that the Company shall terminate the employment of the Executive, other than for cause or due to the death or Disability of the Executive, or in the event that the Executive terminates his employment with the Company for Good Reason (as hereinafter defined) within six months following a Change of Control (as hereinafter defined) of the Company, the following provisions shall apply:

       (i) the Company shall forthwith pay to the Executive an amount (the "Termination Payment") equal to five times the aggregate of (i) the highest annual minimum salary paid or payable to the Executive, pursuant to section 5 hereof, during the Term, (ii) the highest annual Recognition Bonus paid or payable to the Executive, pursuant to section 6 hereof, during the Term and (iii) the highest annual bonus paid or payable to the Executive, pursuant to section 7 hereof, during the Term;

       (ii) the exercise price of all Optimal Share purchase options, warrants and rights, if any, held by the Executive shall, subject to regulatory approval, be reduced to $1.00 in the aggregate and all of such options, warrants and rights shall become immediately


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              exercisable notwithstanding any terms to the contrary set forth in any agreement or plan pursuant to which any of such options, warrants and rights have been granted; provided, however, that such share purchase options (but not such share purchase warrants or rights) shall no longer be exercisable ninety (90) days after the termination of the Executive's employment with the Company;

       (iii) the term insurance, if any, then owned by the Executive for which the Company is responsible for the cost of the premiums in accordance with section 10 shall forthwith be converted to, or replaced by a whole life policy for the same insurance amount, which policy shall be owned by the Executive or his designee, and the Company shall pay or reimburse to the Executive the entire cost of the premium for such whole life insurance policy; and

       (iv) the Company shall forthwith acquire medical insurance coverage for the Executive, which coverage shall provide the Executive and his family with health, life, dental and other insurance coverage in Canada and the United States which is equivalent to the coverage theretofore maintained by the Company for the benefit of its senior executives and enjoyed by the Executive. Such coverage shall be for a term of five years and shall commence forthwith following the termination of the Executive's employment.

       For the purposes hereof, "Good Reason" shall mean the express or constructive demotion of the Executive, the diminishment of his authority or responsibility as a senior executive of the Company or a change in the Executive's duties or the scope of such duties, and "Change of Control" shall mean the occurrence of either (a) the acquisition by an arm's length third party, directly or indirectly, by way of take-over bid, merger or other similar procedure, of outstanding shares of the Company representing more than thirty percent (30%) of the votes attaching to all outstanding voting shares of the Company, or (b) one- third or more of the members of the Board consisting of persons other than Current Directors (and for these purposes a "Current Director" shall mean any member of the Board elected at or continuing in office after, the 1997 annual meeting of shareholders of the Company, any successor of a Current Director who has been approved by a majority of the Current Directors then on the Board, and any other person who has been approved by a majority of the Current Directors then on the Board). The parties agree that in the event that the Company shall fail to pay or otherwise perform its obligations in favour of the Executive pursuant to this section 17 and such obligations are successfully enforced by the Executive following the institution of legal proceedings, the Company shall reimburse to the Executive all of his costs and expenses (including legal fees and disbursements) which have been incurred by the Executive in order to enforce such obligations.

18. In the event that the Company shall terminate the employment of the Executive for cause, the Executive shall not be entitled to a notice period or to any compensation, payment or damages in lieu of notice.

19. If the Executive shall die or shall voluntarily resign from his employment with the Company (other than in the circumstances provided in section 17 hereof), the Company shall have no further obligation hereunder except to pay to the Executive (or his succession, as the case may be) any accrued but unpaid minimum salary, Recognition Bonus and statutory vacation pay, and any bonus declared (pursuant to section 7) and then unpaid.

20. In the event that the Company shall terminate the employment of the Executive due to the Disability of the Executive, the Executive shall be entitled to payment of any accrued but unpaid minimum annual salary, Recognition Bonus and statutory vacation pay, and any bonus declared (pursuant to section 7) and then unpaid, as well as his minimum annual salary for a period of 12 months from the date of notice for termination.

       For the purposes of this agreement, the Executive shall be deemed to have suffered a Disability when:


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       (i)    he has, by reason of physical  or mental  disability,  been unable for a  continuous  period of twelve  (12) months to carry on, on a
              full-time   basis,   substantially   all   business   duties   and
              responsibilities for which he was employed in the same manner and to the same extent as such duties and responsibilities were carried on by the Executive prior to the occurrence of the disability; or

       (ii) a medical doctor shall have certified in writing that, by reason of mental or physical disability, it is unlikely that he will be able, within twelve (12) months, to resume carrying on, on a full-time basis, substantially all business duties and responsibilities for which he was employed.

21. For the purposes of sections 19 and 20 hereof:

       (i)    accrued  but unpaid  vacation  pay shall be paid to the  Executive
              forthwith  following   termination  of  his  employment  with  the
              Company;

       (ii) Recognition Bonus in respect of the fiscal year in which the Executive's employment is terminated shall be deemed to accrue on a daily basis and shall be paid to the Executive on the next following Bonus Payment Date;

       (iii) any bonus declared (pursuant to section 7) and then unpaid, which is payable in accordance with section 19 or 20 hereof, shall be paid forthwith following the termination of the Executive's employment with the Company;

       (iv) accrued but unpaid minimum annual salary, payable in accordance with section 19 hereof, shall be paid forthwith following the termination of the Executive's employment with the Company; and

       (v) minimum annual salary payable in accordance with section 20 hereof shall be paid to the Executive in accordance with the normal payroll practices of the Company,

all such amounts to be paid to the Executive (or his succession, as the case may be) net of any deductions or amounts to be withheld by the Company as required by law.

22. In the event of the termination of the employment of the Executive for any reason, all indebtedness still owing by the Executive to the Company at the time of such termination will be forgiven and extinguished and the Company will pay or reimburse to the Executive the amount of any taxes incurred by him in connection with any such forgiveness.

23. The Executive shall be entitled to participate in all health, life, dental and other insurance plans, if any, as may be maintained by the Company from time to time for the benefit of its senior executives.

24. The Company shall reimburse to the Executive all reasonable out-of-pocket expenses actually and properly incurred by him in the performance of his duties hereunder upon presentation of expense statements or vouchers or such other supporting information that the Company may reasonably require.

25. The Executive hereby acknowledges and agrees that, during the Term and at all times thereafter, the Executive will hold in confidence all matters and things relating to the business of the Company or any of its subsidiaries or affiliates of which the Executive may acquire knowledge during his employment with the Company including, without limitation, all records, papers, documents, budgets, sketches, drawings, specifications, formulae, correspondence, cost data, estimates, market surveys, suppliers' lists and prices, manufacturers' lists and prices, customers' lists and prices, sales, production, purchasing or financial information of any kind or description or any trade secrets or any proprietary information of the Company, its subsidiaries and affiliates (all of the foregoing being herein collectively called the "Materials"); and the


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Executive will not, without the written consent of the Company, except as may be required in the fulfillment of his duties as an employee of the Company, use any Materials for any purpose other than the business purposes of the Company and/or
its  subsidiaries  or  affiliates.   Without  limiting  the  generality  of  the
foregoing, the Executive will not, without the written consent of the Company, disclose or authorize anyone else to disclose to any person any confidential information or trade secrets relating to the business of the Company and/or any of its subsidiaries or affiliates, including, without limitation, any Materials.

26. The Executive hereby acknowledges that the Company has all rights to possession of and title to all Materials and any copies, extracts and summaries thereof and other confidential information originating during the Term or which may come into his possession in any way during the Term which relates to the business of the Company or any of its subsidiaries or affiliates, and the Executive further agrees to deliver all of the foregoing promptly to the Company on the date on which he ceases to be employed hereunder or at any other time the Company may request, and not to make or permit to be made, except for the sole use or benefit of the Company and its subsidiaries and affiliates, any copies, abstracts or summaries thereof.

27. The Executive hereby covenants and agrees that, during the Term, or at any time until the expiry of two years from the termination of his employment with the Company for any reason, the Executive will not engage the services of nor solicit, interfere with or endeavor to entice away any employee of the Company or its subsidiaries or affiliates. 28. The Executive agrees that, except as an employee of the Company, he shall not, during the Term or at any time during the Non-Competition Period (as hereinafter defined), either individually or as an employee or director of or consultant to, or in partnership or otherwise in connection with, any person, firm, association, syndicate, company or corporation, directly or indirectly, carry on or be engaged in or concerned with or interested in, or advise, lend money to, guarantee the debts or obligations of, or permit his name or any part thereof to be used or employed by or associated with any person, firm, association, syndicate, company or corporation engaged in or concerned with or interested in, any business which is the same as or similar to or in competition in a material way with any of the businesses which are carried on by the Company, its subsidiaries or affiliates during the Term or at the date of termination of the Executive's employment with the Company, the whole in any Restricted Area (as hereinafter defined); provided, however, that the foregoing prohibition shall not preclude the passive investment by the Executive in a maximum of five percent (5%) of the outstanding securities of any corporation listed on a recognized stock exchange or traded on an over-the-counter market.

       The Executive acknowledges that he has been engaged by the Company hereunder for the express purpose of promoting and developing the business of the Company and that the restrictions set forth in this section 28 are essential conditions to the execution of this agreement by the Company, without which the Company would not have entered into this agreement. The Executive furthermore acknowledges that the compensation provided to him hereunder, and the undertakings of the Company to issue shares to him, have been made partially in consideration of his undertakings as contained in this section 28. The Executive expressly acknowledges that the restrictions set forth in this section 28 are reasonable and valid.

       For the purposes hereof:

       (a) the "Non-Competition Period" means the period commencing on the date hereof and expiring on the second anniversary of the date upon which the Executive ceases to be employed by the Company; and

       (b)    "Restricted Area" means Canada and the United States of America.

29. The Executive agrees that, in the event that a court determines that there exists any actual or threatened breach by the Executive of any of the covenants or agreements contained in sections 25, 26, 27 or 28 hereof, such breach shall cause the Company irreparable damage and, accordingly, without prejudice to any and all other rights and recourses of the Company, the Company shall have the right to enforce the


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terms and provisions thereof by means of compelling specific  performance and/or by means of injunction and without limiting the generality of the foregoing, the Executive hereby expressly consents to the granting of an injunction by a court of competent jurisdiction for the purposes of enforcing the provisions of the said sections 25, 26, 27 and 28 hereof.

       In the event this agreement is breached, the parties shall, except as otherwise provided herein, be entitled to all rights and remedies available at law.

30. Any notice, demand, request, consent or other communication given or required to be given to a party hereunder shall be in writing and shall be delivered in person or sent by registered mail, postage prepaid, and shall be addressed to such party at its address set forth on the first page hereof.

       Any such notice, demand, request, consent or other communication shall be conclusively deemed to have been given or made on the day upon which the same is received, if delivered, or on the third business day after the deposit thereof in the mail, if mailed as aforesaid. A party may at any time give notice in writing in the manner aforesaid to the other party of any change of address of the party giving such notice.

31. This agreement shall be construed and interpreted in accordance with the laws in force in the Province of Quebec, as such laws may be in effect from time to time.

32. If any provision of this agreement shall be held invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision and all other provisions hereof shall continue in full force and effect.

33. This agreement shall enure to the benefit of and shall be binding upon the parties and their respective heirs, legal representatives, successors and assigns.

34. No failure or delay on the part of a party in exercising any power or right hereunder shall operate as waiver thereof nor shall any single or partial exercise of any such right or power preclude any other or future exercise thereof, nor the exercise of any other right or power hereunder. No modification or waiver of any provision of this agreement nor consent to any departure by either party herefrom shall in any event be effective unless the same shall be in writing.

35. This agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter hereof. This agreement supersedes all prior agreements and understandings with respect to the subject matter hereof.

36. The parties declare that they have required that this agreement and all documents relating hereto, either present or future, be drawn in the English language; les parties declarent par les presentes qu'ils exigent que cette entente et tous les documents y afferents, soient, pour le present ou le futur, rediges dans la langue anglaise.

IN WITNESS WHEREOF, the parties hereto have executed the present agreement on the date first hereinabove mentioned.


                                        OPTIMAL ROBOTICS CORP.


                                        Per:_______________________
                                             Holden L. Ostrin


                                            _______________________
                                             Henry M. Karp


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